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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 3, 2003


                             SUMMIT SECURITIES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

              Idaho                     1-16177                 82-0438135
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(State or other jurisdiction of     (Commission File         (IRS Employer
        incorporation)                  Number)          Identification Number)

                  601 W. 1st Avenue, Spokane, Washington 99201
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (509) 838-3111

                                      None
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          (Former name or former address, if change since last report)



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ITEM 5. OTHER EVENTS.

         On November 3, 2003, the Registrant issued a press release regarding the suspension of the payment of dividends on the Registrant's preferred stock and a discussion of the Registrant's current liquidity. The text of the press release is as follows:

         SPOKANE WA: November 3, 2003 -- Summit Securities, Inc.'s (AMEX:SGM.pr) board of directors determined today to temporarily suspend the payments of monthly dividends on all series of the company's preferred stock. Dividends on the preferred stock of each series will continue to accrue at the rates set forth in the statement of rights with respect to each series.

         The dividend suspension is part of the company's ongoing effort to conserve liquidity. The company currently has cash of approximately $7 million and estimates its cash needs over the next three months for operations and maturing obligations to be approximately $10 million. Because the company is currently unable to sell securities publicly, which sales historically have been significant sources of liquidity, the company is exploring other options to improve its liquidity position. No assurances can be given that these efforts will be successful. The company has engaged financial advisors to assist it in evaluating its strategic options.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SUMMIT SECURITIES, INC.

Date: November 3, 2003                        By:  /s/ William A. Smith
                                                   -----------------------------
                                                   William A. Smith,
                                                   Principal Financial Officer